Exhibit 99

FOR IMMEDIATE RELEASE

             RPC, Inc. Reports 2006 First Quarter Financial Results

      o     Revenues for the First Quarter Increased 47.3 Percent over Prior
            Year

      o Diluted EPS for the First Quarter Increased by 153.3 Percent to $0.38, Compared to $0.15 in the First Quarter of the Prior Year

ATLANTA, April 26, 2006 -- RPC, Inc. (NYSE: RES) announced its unaudited results for the first quarter ended March 31, 2006. RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States and in selected international markets.

For the quarter ended March 31, 2006, revenues increased 47.3 percent to $136,024,000 compared to $92,330,000 in the first quarter last year. Operating profit for the quarter was $39,517,000 compared to $14,859,000 in the prior year. Net income was $24,900,000 or $0.38 diluted earnings per share, compared to $9,927,000, or $0.15 diluted earnings per share last year.

Cost of services rendered and goods sold was $65,751,000, or 48.3 percent of revenues, during the first quarter of 2006, compared to $50,411,000, or 54.6 percent of revenues, in the prior year. The increase in these costs was due to the variable nature of many of these expenses, including materials and supplies expenses, maintenance and repair expenses, and fuel costs. As a percentage of revenues, however, these costs decreased because of improved pricing and higher equipment and personnel utilization and the leveraging of fixed costs over higher revenues. Selling, general and administrative expenses increased by 14.5 percent in the first quarter of 2006 to $21,083,000 from $18,406,000 in the prior year. This increase was due primarily to higher compensation expenses consistent with higher activity levels and improved profitability. As a percentage of revenues, however, these costs decreased to 15.5 percent in 2006 compared to 19.9 percent last year due to the fixed nature of many of these expenses. Depreciation and amortization were $10,705,000 during the quarter, compared to $9,280,000 last year. This increase was due to the higher level of capital expenditures made during the recent quarters. Other income in the first quarter decreased to $261,000 in 2006 compared to $1,270,000 last year. Other income decreased due to proceeds from a litigation settlement that were realized in the first quarter of 2005.

"RPC's first quarter results reflect continued high activity levels, improved pricing, and capacity growth in our strongest service lines," stated Richard A. Hubbell, RPC's President and Chief Executive Officer. "The average domestic rig count during the first quarter was 1,521, 18.6 percent higher than the same period in 2005. The average price of oil increased almost 27 percent and the average price of natural gas increased by more than 16 percent during the quarter compared to the prior year, both of which served to drive the higher rig count. Our revenues grew at a greater rate than the domestic rig count due to increases in pricing and capacity, partially offset by the elimination of revenues from the service lines that we sold in August 2005. Our consolidated revenue growth rate was also positively impacted by an increase in our international revenues, which increased at a greater rate than our domestic revenues. We continued to support our strong service lines by making almost $26 million in capital expenditures during the quarter, almost twice as much as we invested in the first quarter of last year."

Summary of Segment Operating Performance

RPC's business segments are Technical Services and Support Services.

Technical Services includes RPC's oilfield service lines that utilize people and equipment to perform value-added completion, production and maintenance services directly to a customer's well. These services are generally directed toward improving the flow of oil and natural gas from producing formations or to address well control issues. The Technical Services include pressure pumping, hydraulic workover services, coiled tubing, nitrogen, wireline, well control, downhole tools, surface production equipment, and fishing tool operations.


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1st Quarter 2006 Press Release

Support Services includes RPC's oilfield service lines that provide equipment for customer use or services to assist customer operations. The equipment and services offered include rental of drill pipe and related tools, pipe handling, inspection and storage services and oilfield training services.


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1st Quarter 2006 Press Release

Both Technical Services and Support Services experienced stronger results due to the increased drilling rig count and related customer activity. Technical Services revenues rose 47.2 percent for the quarter compared to the prior year, driven by higher pricing in all of the services that comprise this segment, and increased capacity, partially offset by the elimination of revenues from the operating assets of its hammer, casing, laydown and casing torque-turn services, which were sold in August 2005. Support Services revenues rose by 48.1 percent during the quarter compared to the prior year. This increase was driven primarily by increased capacity in the rental tool service line, which is the largest service line within Support Services, as well as improved pricing in the service lines which comprise this segment.

                                                     Three Months Ended March 31
                                                     ---------------------------
                                                         2006           2005
                                                     ---------------------------
                                                             (in thousands)
Revenues:
   Technical services                                $ 114,761        $  77,958
   Support services                                     21,263           14,355
   Other                                                     0               17
--------------------------------------------------   ---------        ---------
Total revenues                                       $ 136,024        $  92,330
--------------------------------------------------   ---------        ---------
Operating Profit:
   Technical services                                $  36,239        $  14,788
   Support services                                      5,191            2,171
   Other                                                     0             (165)
   Corporate expenses                                   (2,945)          (2,561)
   Gain on disposition of assets, net                    1,032              626
--------------------------------------------------   ---------        ---------
Total operating profit                               $  39,517        $  14,859
--------------------------------------------------   ---------        ---------
Other income, net                                          261            1,270
Interest income, net                                       153               92
--------------------------------------------------   ---------        ---------
Income before income taxes                           $  39,931        $  16,221
==================================================   =========        =========

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's investor website can be found at www.rpc.net.

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding RPC's expected activity and performance in the future, such as the planned level of capital expenditures for new equipment in 2006. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of RPC to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Such risks include the possibility of declines in the price of oil and natural gas, which tend to result in a decrease in drilling activity and therefore a decline in the demand for our services, the actions of the OPEC cartel, the ultimate impact of current and potential political unrest and armed conflict in the oil-producing regions of the world, which could impact drilling activity, adverse weather conditions in oil or gas producing regions, including the Gulf of Mexico, competition in the oil and gas industry, and risks of international operations. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in RPC's Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005.

For information about RPC, Inc., please contact:

BEN M. PALMER
Chief Financial Officer
404.321.2140
irdept@rpc.net

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1st Quarter 2006 Press Release

JIM LANDERS
Corporate Finance
404.321.2162
jlanders@rpc.net


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1st Quarter 2006 Press Release

RPC INCORPORATED AND SUBSIDIARIES

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS  (In thousands except per share data)
--------------------------------------------------------------------------------
Periods ended March 31, (Unaudited)                    First Quarter
--------------------------------------------------------------------------------
                                                                       % BETTER
                                                2006         2005       (WORSE)
--------------------------------------------------------------------------------
REVENUES                                       $136,024    $92,330       47.3%
COSTS AND EXPENSES:
Cost of services rendered and goods sold         65,751     50,411      (30.4)
Selling, general and administrative expenses     21,083     18,406      (14.5)
Depreciation and amortization                    10,705      9,280      (15.4)
Gain on disposition of assets, net               (1,032)      (626)      64.9
--------------------------------------------------------------------------------
Operating profit                                 39,517     14,859      165.9
Interest income, net                                153         92       66.3
Other income, net                                   261      1,270      (79.4)
--------------------------------------------------------------------------------
Income before income taxes                       39,931     16,221      146.2
Income tax provision                             15,031      6,294     (138.8)
--------------------------------------------------------------------------------
NET INCOME                                     $ 24,900    $ 9,927      150.8%
================================================================================
EARNINGS PER SHARE
   Basic                                       $   0.39    $  0.15      160.0%
                                ================================================
   Diluted                                     $   0.38    $  0.15      153.3%
                                ================================================
AVERAGE SHARES OUTSTANDING
     Basic                                       63,354     63,920
                                               ======================
     Diluted                                     65,831     66,049
                                               ======================


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1st Quarter 2006 Press Release

RPC INCORPORATED AND SUBSIDIARIES

--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
At March 31, (Unaudited)                                    (In thousands)
--------------------------------------------------------------------------------
                                                          2006           2005
--------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                              $   7,386      $  22,272
Accounts receivable, net                                 116,165         79,805
Inventories                                               15,090         11,565
Deferred income taxes                                      4,273          5,151
Income taxes receivable                                     --              286
Prepaid expenses and other current assets                  3,542          3,462
--------------------------------------------------------------------------------
  Total current assets                                   146,456        122,541
--------------------------------------------------------------------------------
Property, plant and equipment, net                       156,159        117,941
Goodwill                                                  24,093         20,468
Other assets                                               4,254          3,162
--------------------------------------------------------------------------------
  Total assets                                         $ 330,962      $ 264,112
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                       $  31,066      $  23,804
Accrued payroll and related expenses                       9,872          7,645
Accrued insurance expenses                                 3,606          3,844
Accrued state, local and other taxes                       1,781          1,581
Income taxes payable                                       2,393           --
Current portion of long-term debt                           --            2,000
Other accrued expenses                                       503          5,086
--------------------------------------------------------------------------------
  Total current liabilities                               49,221         43,960
--------------------------------------------------------------------------------
Accrued insurance expenses                                 6,479          6,294
Pension liabilities                                       11,798         10,527
Deferred income taxes                                      7,777         11,467
Other long-term liabilities                                  789          1,372
--------------------------------------------------------------------------------
  Total liabilities                                       76,064         73,620
--------------------------------------------------------------------------------
Common stock                                               6,480          6,521
Capital in excess of par value                            14,584         28,668
Retained earnings                                        241,637        168,411
Deferred compensation                                       --           (6,335)
Accumulated other comprehensive loss                      (7,803)        (6,773)
--------------------------------------------------------------------------------
  Total stockholders' equity                             254,898        190,492
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity           $ 330,962      $ 264,112
================================================================================

Certain prior year balances have been reclassified to conform with current year presentation.


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RPC INCORPORATED AND SUBSIDIARIES

--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

Three months ended March 31, (Unaudited)             (In thousands)

--------------------------------------------------------------------------------
                                                          2006           2005
--------------------------------------------------------------------------------

Operating Activities:
   Net income                                          $  24,900      $   9,927
   Depreciation, amortization and
     other non-cash charges                               11,405          9,621
   Other net changes in operating
     activities                                          (14,020)       (10,428)
--------------------------------------------------------------------------------
        Net cash provided by operating
          activities                                      22,285          9,120
--------------------------------------------------------------------------------

Investing Activities:
  Capital expenditures                                   (25,970)       (13,318)
  Other investing activities                               1,357            947
--------------------------------------------------------------------------------
       Net cash used for investing
         activities                                      (24,613)       (12,371)
--------------------------------------------------------------------------------

Financing Activities:
  Payment of dividends                                    (3,170)        (1,704)
  Payments on debt                                          --           (2,800)
  Cash paid for common stock purchased
    and retired                                           (1,110)           (73)
  Other financing activities                               1,185            464
--------------------------------------------------------------------------------
       Net cash used for financing
         activities                                       (3,095)        (4,113)
--------------------------------------------------------------------------------

Net (decrease) in cash and
  cash equivalents                                        (5,423)        (7,364)
Cash and cash equivalents at
  beginning of period                                     12,809         29,636
--------------------------------------------------------------------------------
Cash and cash equivalents at
  end of period                                        $   7,386      $  22,272
================================================================================